HEALTH RISK MANAGEMENT, INC (CASE NUMBER 01-43354)
HRM CLAIM MANAGEMENT, INC (CASE NUMBER 01-43355)
INSTITUTE FOR HEALTHCARE QUALITY, INC. (CASE NUMBER 01-43356)
HEALTH BENEFIT REINSURANCE , INC (CASE NUMBER 01-43357)

STATEMENT OF CASH RECEIPTS AND DISBURSEMENTS
FOR THE PERIOD AUGUST 7 & AUGUST 31, 2001

	07-31-2001	08-31-2001	09-30-2001

CASH FLOW FROM OPERATING ACTIVITIES:
NET INCOME		241,154.14
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PORVIDED BY OPERATING ACTIVITIES:
DEPRECIATION		204,886.00
AMORTIZATION		375,263.00
CHANGES IN OPERATING ASSETS AND LIABILITIES
ACCOUNTS RECEIVABLE-NET		-531,927.02
ACCRUED BILLINGS		177,305.87
PREPAID EXPENSES		16,970.59
ACCOUNTS PAYABLES		316,497.06
ACCRUED PROFESSIONAL FEES		315,000.00
ACCRUED EXPENSES		-27,757.54
UNEARNED REVENUES		-17,068.07
UNSECURED PRIORITY DEBT		-4,895.45
UNSECURED DEBT		-994,339.30

NET CASH PROVIDED BY OPERATING ACTIVITIES	0.00	71,089.28	0.00

CASH FLOWS FROM INVESTING ACTIVITIES
COMPUTER SOFTWARE COSTS CAPITALIZED		-99,000.00

CASH USED IN INVESTING ACTIVITIES	0.00	-99,000.00	0.00

CASH FLOWS FROM FINANCING ACTIVITIES
PROCEEDS FROM NOTES PAYABLES		1,699,228.19
PAYMENT OF SECURED DEBT		-2,071,213.25
PRINCIPAL PAYMENTS ON CAPITAL LEASES		-76,977.94

NET CASH USED IN FINANCING ACTIVITIES	0.00	-448,963.00	0.00

NET DECREASE IN CASH	0.00	-476,873.72	0.00

CASH BEGINNING OF PERIOD		4,610.90

CASH END OF PERIOD	0.00	-472,262.82	0.00

COLLECTIONS OF ACCOUNTS RECEIVABLES
PRE-PETITION		2,022,805.44
POST-PETITION		429,091.83

CASH DISBURSEMENTS REORGANIZATION EXPENSES
PROFESSIONAL FEES		0.00
U.S. TRUSTEE QUARTERLY FEES		0.00
OTHER		18.00

TOTAL	0.00	18.00	0.00